Exhibit 99.1

Intra-Cellular Therapies Applies for FDA Approval of CAPLYTA® (lumateperone) for the Treatment of Bipolar Depression

•	ITCI submits Supplemental New Drug Applications (sNDAs) for the treatment of depressive episodes associated with bipolar I or II disorder both as monotherapy and as adjunctive therapy in adults.

•	If approved, CAPLYTA has the potential to treat the broadest range of patients with bipolar depression.

NEW YORK, February 22, 2021 (GLOBE NEWSWIRE) — Intra-Cellular Therapies, Inc. (Nasdaq: ITCI), a biopharmaceutical company focused on the development and commercialization of therapeutics for central nervous system (CNS) disorders, announced that it has recently submitted supplemental New Drug Applications (sNDAs) to the U.S. Food and Drug Administration (FDA) for two indications for CAPLYTA (lumateperone): 1) as monotherapy; and 2) as adjunctive therapy with lithium or valproate for the treatment of depressive episodes associated with bipolar I or II disorder (bipolar depression) in adults. If approved, CAPLYTA would be the first therapy indicated for the treatment of depressive episodes associated with bipolar I or II disorder both as monotherapy and as adjunctive therapy in adults. The Company anticipates an FDA target action date for the sNDAs in the second half of 2021.

Two positive Phase 3 global placebo-controlled bipolar depression studies, Study 402 and Study 404, form the basis of the sNDAs. In these trials, lumateperone 42 mg demonstrated a favorable tolerability and safety profile, consistent with findings in all of the Company’s previous studies in schizophrenia. The most commonly reported adverse events (defined as a rate greater than or equal to 5% and at least twice the rate of placebo) were somnolence, dizziness and nausea. Importantly, the rates of akathisia, restlessness and extrapyramidal symptoms were low and similar to placebo.

Results from Study 404 have been presented at scientific conferences. Results from Study 402 will be presented at the American Psychiatric Association annual meeting in May of this year.

“Bipolar I and II disorders are severe mental health conditions that affect approximately 11 million adults in the U.S. and there remains a significant need for more treatment options,” said Dr. Sharon Mates, Chairman and CEO of Intra-Cellular Therapies. “We believe CAPLYTA has the potential to be an important option for patients in the treatment of bipolar depression. We look forward to bringing CAPLYTA to market, if approved, for the treatment of bipolar depression.”

About Bipolar Depression

Bipolar I and Bipolar II disorder are serious, highly prevalent psychiatric conditions affecting approximately 11 million adults in the U.S.

These disorders are characterized by recurrent episodes of mania or hypomania interspersed with episodes of major depression known as Bipolar depression. Bipolar I and Bipolar II each represent about half of the overall population of patients with bipolar disorder.

Bipolar depression is the most common clinical presentation of bipolar disorder. These episodes tend to last longer, recur more often, and are associated with a worse prognosis than the manic/hypomanic episodes. Bipolar depression remains a significantly underserved medical need, with only a few FDA-approved treatment options available. These treatments are commonly associated with tolerability issues.

CAPLYTA® (lumateperone) is under investigation for the treatment of bipolar disorder. The safety and efficacy for this use has not been established.

CAPLYTA is indicated for the treatment of schizophrenia in adults. CAPLYTA is available in 42 mg capsules.

Important Safety Information

Boxed Warning: Elderly patients with dementia-related psychosis treated with antipsychotic drugs are at an increased risk of death. CAPLYTA is not approved for the treatment of patients with dementia-related psychosis.

Contraindications: CAPLYTA is contraindicated in patients with known hypersensitivity to lumateperone or any components of CAPLYTA. Reactions have included pruritus, rash (e.g. allergic dermatitis, papular rash, and generalized rash), and urticaria.

Warnings & Precautions: Antipsychotic drugs have been reported to cause:

•	Cerebrovascular Adverse Reactions in Elderly Patients with Dementia-Related Psychosis, including stroke and transient ischemic attack. See Boxed Warning above.

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Neuroleptic Malignant Syndrome (NMS), which is a potentially fatal reaction. Signs and symptoms include: high fever, stiff muscles, confusion, changes in breathing, heart rate, and blood pressure, elevated creatinine phosphokinase, myoglobinuria (and/or rhabdomyolysis), and acute renal failure. Patients who experience signs and symptoms of NMS should immediately contact their doctor or go to the emergency room.

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Tardive Dyskinesia, a syndrome of uncontrolled body movements in the face, tongue, or other body parts, which may increase with duration of treatment and total cumulative dose. TD may not go away, even if CAPLYTA is discontinued. It can also occur after CAPLYTA is discontinued.

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Metabolic Changes, including hyperglycemia, diabetes mellitus, dyslipidemia, and weight gain. Hyperglycemia, in some cases extreme and associated with ketoacidosis, hyperosmolar coma or death, has been reported in patients treated with antipsychotics. Measure weight and assess fasting plasma glucose and lipids when initiating CAPLYTA and monitor periodically during long-term treatment.

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Leukopenia, Neutropenia, and Agranulocytosis (including fatal cases). Complete blood counts should be performed in patients with pre-existing low white blood cell count (WBC) or history of leukopenia or neutropenia. CAPLYTA should be discontinued if clinically significant decline in WBC occurs in absence of other causative factors.

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Decreased Blood Pressure & Dizziness. Patients may feel lightheaded, dizzy or faint when they rise too quickly from a sitting or lying position (orthostatic hypotension). Heart rate and blood pressure should be monitored and patients should be warned with known cardiovascular or cerebrovascular disease. Orthostatic vital signs should be monitored in patients who are vulnerable to hypotension.

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Falls. CAPLYTA may cause sleepiness or dizziness and can slow thinking and motor skills, which may lead to falls and, consequently, fractures and other injuries. Patients should be assessed for risk when using CAPLYTA.

•	Seizures. CAPLYTA should be used cautiously in patients with a history of seizures or with conditions that lower seizure threshold.

•	Sleepiness and Trouble Concentrating. Patients should use caution when operating machinery or motor vehicles until they know how CAPLYTA affects them.

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Body Temperature Dysregulation. CAPLYTA should be used with caution in patients who may experience conditions that may increase core body temperature such as strenuous exercise, extreme heat, dehydration, or concomitant anticholinergics.

•	Dysphagia. CAPLYTA should be used with caution in patients at risk for aspiration.

Drug Interactions: CAPLYTA should not be used with CYP3A4 inducers, moderate or strong CYP3A4 inhibitors and UGT inhibitors.

Special Populations: Newborn infants exposed to antipsychotic drugs during the third trimester of pregnancy are at risk for extrapyramidal and/or withdrawal symptoms following delivery. Breastfeeding is not recommended. Use of CAPLYTA should be avoided in patients with moderate or severe liver problems.

Adverse Reactions: The most common adverse reactions in clinical trials with CAPLYTA vs. placebo were somnolence/sedation (24% vs. 10%) and dry mouth (6% vs. 2%).

Please click here to see full Prescribing Information including Boxed Warning.

About CAPLYTA (lumateperone)

CAPLYTA 42mg/day is an oral, once daily atypical antipsychotic approved for the treatment of schizophrenia of adults. While the mechanism of action of CAPLYTA in the treatment of schizophrenia is unknown, the efficacy of CAPLYTA could be mediated through a combination of antagonist activity at central serotonin 5-HT2A receptors and postsynaptic antagonist activity at central dopamine D2 receptors.

Lumateperone is being investigated for the treatment of bipolar depression, depression and other neuropsychiatric and neurological disorders. Lumateperone is not FDA approved for these disorders.

About Intra-Cellular Therapies

Intra-Cellular Therapies is a biopharmaceutical company founded on Nobel prize-winning research that allows us to understand how therapies affect the inner-workings of cells in the body. The company leverages this intracellular approach to develop innovative treatments for people living with complex psychiatric and neurologic diseases. For more information, please visit www.intracellulartherapies.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, expectations regarding the sNDAs, including expectations about the timing of the FDA target action date and the adequacy of the data contained in the sNDAs to serve as the basis for approval of lumateperone for the treatment of depressive episodes associated with bipolar I or II disorder both as monotherapy and as adjunctive therapy in adults; our beliefs about the potential utility of our product candidates; and development efforts and plans under the caption “About Intra-Cellular Therapies.” All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: whether the sNDAs for lumateperone will be accepted for review by the FDA; if accepted, whether the preclinical and clinical results of the lumateperone studies will meet the regulatory requirements for approval by the FDA for the proposed indications; whether the sNDAs will be approved by the FDA and whether the FDA will complete its review within its target timelines, including its target action date once established; whether the FDA will require additional information, whether we will be able to provide in a timely manner any additional information that the FDA requests, and whether such additional information will be satisfactory to the FDA; there are no guarantees that CAPLYTA will be commercially successful; we may encounter issues, delays or other challenges in commercializing CAPLYTA; the COVID-19 pandemic may negatively impact our commercial plans and sales for CAPLYTA; the COVID-19 pandemic may negatively impact the conduct of, and the timing of enrollment, completion and reporting with respect to, our clinical trials; whether CAPLYTA receives adequate reimbursement from third-party payors; the degree to which CAPLYTA receives acceptance from patients and physicians for its approved indication; challenges associated with execution of our sales activities, which in each case could limit the potential of our product; results achieved in CAPLYTA in the treatment of schizophrenia following commercial launch of the product may be different than observed in clinical trials, and may vary among patients; any other impacts on our business as a result of or related to the COVID-19 pandemic; risks associated with our current and planned clinical trials; we may encounter unexpected safety or tolerability issues with CAPLYTA following commercial launch for the treatment of schizophrenia or in ongoing or future trials and other development activities; our other product candidates may not be successful or may take longer and be more costly than anticipated; product candidates that appeared promising in earlier research and clinical trials may not demonstrate safety and/or efficacy in larger-scale or later clinical trials or in clinical trials for other indications; our proposals with respect to the regulatory path for our product candidates may not be acceptable to the FDA; our reliance on collaborative partners and other third parties for development of our product candidates; and the other risk factors detailed in our public filings with the Securities and Exchange Commission. All statements contained in this press release are made only as of the date of this press release, and we do not intend to update this information unless required by law.

Contact:

Intra-Cellular Therapies, Inc.

Juan Sanchez, M.D.

Vice President, Corporate Communications and Investor Relations

646-440-9333

Burns McClellan, Inc.

Lisa Burns

jgrimaldi@burnsmc.com

212-213-0006

MEDIA INQUIRIES:

Ana Fullmer

Corporate Media Relations W2Owcg

afullmer@wcgworld.com

202-507-0130